Exhibit 99.1

USG Corporation Reports Third Quarter 2016 Results

Third Quarter 2016 vs. Third Quarter 2015

Business Highlights

  Net sales increase to $767 million from $747 million
  Operating profit increases to $97 million from $94 million; adjusted operating profit increases to $127 million from $107 million
  Net income decreases to $62 million from $76 million; adjusted net income increases to $69 million from $68 million
  US Gypsum operating profit margin improvement to 17.8% from 16.8%
  US Ceilings operating profit margin improvement to 24.6% from 17.6%
  USG Boral operating profit margin improvement to 14.9% from 12.0%

CHICAGO--(BUSINESS WIRE)--October 25, 2016--USG Corporation (NYSE:USG), a leading building products company, today reported results for the third quarter of 2016. “I'm pleased to report that we expanded margins in both of our US businesses as well as in our USG Boral joint venture,” said James S. Metcalf, President and CEO. “We expect to close the sale of our L&W Supply business for $670 million on October 31st, and intend to use the proceeds from the sale to retire debt.”

On a consolidated basis in the third quarter of 2016, net sales were $767 million, compared to $747 million in the third quarter of 2015. Operating profit increased to $97 million from $94 million, while adjusted operating profit increased to $127 million from $107 million in the third quarter of 2016 compared to the third quarter of 2015. As a result of the August 29, 2016 announcement of the definitive agreement to sell the corporation's building product distribution business to ABC Supply, results for L&W Supply have been recorded as a discontinued operation in the third quarter of 2016 for all periods presented.

USG generated $62 million in net income and $0.42 per diluted share in the third quarter of 2016, compared to $76 million and $0.52 per diluted share in the third quarter of 2015. On an adjusted basis, net income of $69 million increased by $1 million in the third quarter of 2016 and diluted earnings per share of $0.46 was unchanged from the third quarter of 2015. Net income and adjusted net income in the third quarter of 2016 include $18 million of tax expense compared to $1 million of tax benefit in the third quarter of 2015. A full reconciliation of GAAP to adjusted metrics is set forth on an attached schedule.

The corporation’s Gypsum segment generated $89 million of operating profit in the third quarter of 2016. On an adjusted basis, operating profit of $101 million in the Gypsum segment improved by $8 million over the third quarter of 2015. Surfaces and substrates products drove $5 million of this improved profit. US wallboard volumes increased by 1% while domestic wallboard price was down roughly 1% from the third quarter of 2015. Inflation in wallboard input costs was offset by reduced SG&A spending in the US Gypsum business.

The Ceilings segment earned $33 million of operating profit in the third quarter of 2016 compared to $25 million in the third quarter of 2015. Price improvement across all products and reduced tile input costs drove third quarter operating margins to a new quarterly record of 24.6% in the US Ceilings business.

The USG Boral business generated $14 million of equity income in the third quarter of 2016. On an adjusted basis, equity income of $18 million increased by $6 million from the third quarter of 2015 on improved plasterboard price and volume, manufacturing efficiencies, and increased sales of adjacent products. Adjusted operating margins of 18.1% in the third quarter of 2016 represent the highest quarterly margins achieved in the USG Boral business since the inception of the joint venture.

“Our strategy continues to drive improved results and I’m confident in the outlook for all of our businesses,” said Jennifer F. Scanlon, CEO-Elect. “I believe that our expected strong free cash flow, high return opportunities to reinvest back into our business and a clear focus as a leading manufacturer of building products and innovative solutions for our industry around the world will continue to generate great value for all USG stakeholders.”

A conference call is being held today at 9:00 a.m. Eastern time (8:00 a.m. Central time) during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-800-315-2944 in the United States and Canada (1-847-413-2929 for other international callers), and the pass code is 43579075. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Thursday, November 24, 2016. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 43579075.

USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, and L&W Supply Corporation subsidiaries and its USG Boral Building Products joint ventures. Headquartered in Chicago, USG's worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG Boral Building Products is a leading plasterboard & ceilings joint venture across Asia, Australasia, and the Middle East. USG and its subsidiaries are proud sponsors of the U.S. Olympic and Paralympic teams and the Canadian Olympic team. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, impacts of foreign currency on current period results using prior period translation rates, adjusted net income, adjusted earnings per diluted share, adjusted equity income from USG Boral Building Products, and adjusted net sales, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, adjusted operating profit includes the income from the corporation's equity method investments, including USG Boral Building Products, because management views the joint ventures as a business unit, even though the corporation’s share of the joint venture is 50%. In addition, the corporation uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. Adjusted results also exclude results from Gypsum Transportation Limited (GTL), a shipping operation that the corporation has exited. Adjustments to net earnings are shown net of the tax effect computed at applicable statutory rates. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, management's expectation about the completion of the sale of L&W Supply to ABC Supply and expected use of proceeds, the outlook for our businesses and the expected generation of value for all USG stakeholders. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Actual results may differ materially due to various other factors, including: the expected timeline for completion of the sale of L&W Supply; the impact on our performance and financial results due to the disposition of L&W Supply, one of our largest customers; economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; our ability to maintain or achieve price increases; our substantial indebtedness and our ability to incur substantial additional indebtedness; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; certain of our customers having significant buying power; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; shortages in raw materials or changes in raw material and energy costs; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; volatility in the assumptions used to determine the funded status of our pension plans; our ability to protect our intellectual property and other proprietary rights; a security breach of company information; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net sales	$767	$747	$2,283	$2,195
Cost of products sold	586	578	1,728	1,710
Gross profit	181	169	555	485

Selling and administrative expenses	74	75	213	225
Long-lived asset impairment charges	10	—	10	—
Recovery of receivable	—	—	(3)	—
Gain on disposal of shipping operations, net	—	—	—	(1)
Operating profit	97	94	335	261

Income from equity method investments	14	13	37	35
Interest expense	(37)	(40)	(115)	(123)
Interest income	—	—	3	1
Loss on extinguishment of debt	(1)	—	(5)	(19)
Other income, net	1	—	6	—
Income from continuing operations before income taxes	74	67	261	155

Income tax (expense) benefit	(18)	1	(78)	2
Income from continuing operations	56	68	183	157
Income from discontinued operations, net of tax	6	8	20	22
Net income	$62	$76	$203	$179

Earnings per average common share - basic:
Income from continuing operations	$0.39	$0.46	$1.26	$1.08
Income from discontinued operations	0.04	0.06	0.13	0.15
Net income	$0.43	$0.52	$1.39	$1.23

Earnings per average common share - diluted:
Income from continuing operations	$0.38	$0.46	$1.25	$1.07
Income from discontinued operations	0.04	0.06	0.13	0.14
Net income	$0.42	$0.52	$1.38	$1.21

Average common shares	146,043,791	145,569,692	145,892,390	145,421,798
Average diluted common shares	148,387,637	147,534,779	147,520,891	147,223,897

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)
	As of	As of
	September 30, 2016	December 31, 2015

Assets
Cash and cash equivalents	$634	$442
Short-term marketable securities	102	194
Restricted cash	—	9
Receivables (net of reserves - $17 and $10)	197	184
Inventories	228	219
Income taxes receivable	4	5
Other current assets	37	41
Assets related to discontinued operations	385	306
Total current assets	1,587	1,400
Long-term marketable securities	—	36
Property, plant and equipment (net of accumulated depreciation and depletion - $1,938 and $1,881)	1,700	1,771
Deferred income taxes	636	728
Equity method investments	674	682
Other assets	64	68
Assets related to discontinued operations	—	51
Total assets	$4,661	$4,736

Liabilities and Stockholders' Equity
Accounts payable	$222	$208
Accrued expenses	165	186
Current portion of long-term debt	300	500
Income taxes payable	7	9
Litigation settlement accrual	—	9
Liabilities related to discontinued operations	118	80
Total current liabilities	812	992

Long-term debt	1,677	1,675
Deferred income taxes	3	5
Pension and other postretirement benefits	357	392
Other liabilities	183	216
Liabilities related to discontinued operations	—	20
Total liabilities	3,032	3,300
Stockholders' Equity:
Preferred stock – $1 par value, authorized 36,000,000 shares; outstanding - none	—	—
Common stock – $0.10 par value; authorized 200,000,000 shares; issued: 2016 - 146,079,000 shares; 2015 - 145,667,000 shares	15	15
Additional paid-in capital	3,034	3,027
Accumulated other comprehensive loss	(331)	(314)
Retained earnings (accumulated deficit)	(1,089)	(1,292)
Total stockholders' equity	1,629	1,436
Total liabilities and stockholders' equity	$4,661	$4,736

Other Information:
Total cash and cash equivalents and marketable securities	$736	$672
Borrowing availability under existing credit facilities	337	295
Total Liquidity	$1,073	$967

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)
	Nine months ended September 30,
	2016	2015
Operating Activities
Net income	$203	$179
Less: income from discontinued operations	20	22
Income from continuing operations	183	157

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	100	99
Loss on extinguishment of debt	5	19
Long-lived asset impairment charge	10	—
Recovery of receivable	(3)	—
Share-based compensation expense	14	9
Deferred income taxes	85	1
Gain on asset dispositions	(10)	(6)
Income from equity method investments	(37)	(35)
Dividends received from equity method investments	18	18
Pension settlement	3	(1)
(Increase) decrease in working capital:
Receivables	(10)	(7)
Income taxes receivable	2	(4)
Inventories	(9)	(9)
Other current assets	—	1
Payables	10	(29)
Accrued expenses	(34)	(65)
Decrease in other assets	2	4
Decrease in pension and other postretirement benefits	(47)	(33)
Decrease in other liabilities	(9)	(7)
Other, net	12	15
Net cash provided by operating activities of continuing operations	285	127
Net cash provided by operating activities of discontinued operations	12	26
Net cash provided by operating activities	$297	$153

Investing Activities
Purchases of marketable securities	(183)	(96)
Sales or maturities of marketable securities	310	132
Capital expenditures	(44)	(67)
Net proceeds from asset dispositions	12	42
Return of capital	1	—
Release (deposit) of restricted cash	9	(8)
Net cash provided by investing activities of continuing operations	105	3
Net cash used for investing activities of discontinued operations	(1)	—
Net cash provided by investing activities	$104	$3

Financing Activities
Issuance of debt	—	350
Repayment of debt	(205)	(386)
Payment of debt issuance fees	—	(6)
Issuance of common stock	3	6
Repurchases of common stock to satisfy employee tax withholding obligations	(2)	(8)
Net cash used for financing activities of continuing operations	$(204)	$(44)
		(continued)

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(dollars in millions)
(Unaudited)
	Nine months ended September 30,
	2016	2015
Effect of exchange rate changes on cash from continuing operations	(3)	(7)

Net increase in cash and cash equivalents from continuing operations	$183	$79
Net increase in cash and cash equivalents from discontinued operations	11	26
Change in cash balance included in discontinued operations	(2)	(1)
Net increase in cash and cash equivalents	192	104
Cash and cash equivalents at beginning of period	442	231
Cash and cash equivalents at end of period	$634	$335

Supplemental Cash Flow Disclosures:
Interest paid, net of interest capitalized	$124	$128
Income taxes paid, net of refunds received	6	2

Noncash Investing and Financing Activities:
Amount in accounts payable for capital expenditures	8	6
Reversal of USG Boral Building Products earnout	(24)	—

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net Sales:
Gypsum:
United States	$534	$524	$1,609	$1,524
Canada	86	79	254	242
Mexico / Latin America	48	46	141	142
Canadian Mining	—	2	—	4
Gypsum Transportation Limited	—	—	—	10
Eliminations	(33)	(34)	(105)	(104)
Total	635	617	1,899	1,818
Ceilings:
United States	126	125	365	359
Canada	13	13	40	41
Mexico / Latin America	8	9	24	26
Eliminations	(12)	(15)	(38)	(42)
Total	135	132	391	384
Eliminations	(3)	(2)	(7)	(7)
Total USG Corporation Net Sales	$767	$747	$2,283	$2,195

Operating Profit (Loss):
Gypsum:
United States	$95	$88	$302	$248
Canada	6	3	17	7
Mexico / Latin America	2	3	8	12
Canadian Mining	(14)	(1)	(20)	(6)
Gypsum Transportation Limited	—	—	3	1
Total	89	93	310	262
Ceilings:
United States	31	22	86	63
Canada	1	1	4	3
Mexico / Latin America	1	2	3	4
Total	33	25	93	70
Corporate	(25)	(24)	(68)	(71)
Total USG Corporation Operating Profit	$97	$94	$335	$261

USG Boral Building Products (UBBP):
Net sales	$276	$250	$778	$742
Operating profit	41	30	105	87
Net income attributable to UBBP	28	24	74	66
USG share of income from UBBP	14	12	37	33

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Income from equity method investments - GAAP measure	$14	$13	$37	$35
Less: Income from equity method investments - Other joint ventures	—	1	—	2
USG's share of UBBP impairment charges	4	—	4	—
Adjusted equity income from UBBP - Non-GAAP measure	$18	$12	$41	$33

Net sales - GAAP measure	$767	$747	$2,283	$2,195
GTL - Shipping operations	—	—	—	(10)
Adjusted net sales - Non-GAAP measure	$767	$747	$2,283	$2,185

Operating profit - GAAP measure	$97	$94	$335	$261
Income from equity method investments	14	13	37	35
Long-lived asset impairment and severance charges (Canadian Mining)	12	—	12	—
USG's share of UBBP impairment charges	4	—	4	—
Gain on sale of surplus property (US Gypsum)	—	—	(11)	—
GTL (recovery) of receivable / shipping operations	—	—	(3)	(1)
Adjusted operating profit - Non-GAAP measure	$127	$107	$374	$295

Gypsum operating profit - GAAP measure	$89	$93	$310	$262
Long-lived asset impairment and severance charges (Canadian Mining)	12	—	12	—
Gain on sale of surplus property (US Gypsum)	—	—	(11)	—
GTL (recovery) of receivable / shipping operations	—	—	(3)	(1)
Gypsum adjusted operating profit - Non-GAAP measure	$101	$93	$308	$261

UBBP operating profit - GAAP measure	$41	$30	$105	$87
Income from equity method investments owned by UBBP	3	2	9	7
Operating profit attributable to non-controlling interest, pre-tax	(2)	(2)	(6)	(5)
Severance charges	—	—	1	—
Long-lived asset impairment charges	8	—	8	—
UBBP adjusted operating profit - Non-GAAP measure	$50	$30	$117	$89

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income - GAAP measure	$62	$76	$203	$179
Long-lived asset impairment and severance charges	12	—	12	—
Income from discontinued operations, net of tax	(6)	(8)	(20)	(22)
USG's share of UBBP impairment charges	4	—	4	—
Tax effect on adjustments (38.6% tax rate)	(4)	—	1	—
Loss on extinguishment of debt	1	—	5	19
Gain on sale of surplus property (US Gypsum)	—	—	(11)	—
GTL (recovery) of receivable / shipping operations	—	—	(8)	—
Adjusted net income - Non-GAAP measure	$69	$68	$186	$176

Earnings per average diluted common share - GAAP measure	$0.42	$0.52	$1.38	$1.21
Adjustments per average diluted common share:
Long-lived asset impairment charges	0.08	—	0.08	—
Income from discontinued operations, net of tax	(0.04)	(0.06)	(0.14)	(0.14)
Tax effect on adjustments (38.6% tax rate)	(0.04)	—	—	—
USG's share of UBBP impairment charges	0.03	—	0.03	—
Loss on extinguishment of debt	0.01	—	0.04	0.13
Gain on sale of surplus property	—	—	(0.08)	—
GTL (recovery) of receivable / shipping operations	—	—	(0.05)	—
Adjusted earnings per adjusted average diluted common share – Non-GAAP measure	$0.46	$0.46	$1.26	$1.20

Average diluted common shares – GAAP	148,387,637	147,534,779	147,520,891	147,223,897
Adjustment to add common shares that would be dilutive based on adjusted net income	—	—	—	—
Adjusted average diluted common shares – Non-GAAP	148,387,637	147,534,779	147,520,891	147,223,897

Currency impacts on consolidated and segment results have been derived by translating current period results at the quarter-to-date and year-to-date average foreign currency rates, as applicable, for the period ending September 30, 2015.

CONTACT:
USG Corporation
Media:
Kathleen Prause, 312-436-6607
kprause@usg.com
or
Investors:
Ryan Flanagan, 312-436-5304
investorrelations@usg.com